UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 19, 2016

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2016, Legg Mason, Inc. (the “Company”) and Shanda Asset Management Investment Limited, a subsidiary of the Shanda Investment Group, Limited and the Company’s largest shareholder (“Shanda”), entered into an Investor Rights and Standstill Agreement (the “Agreement”) under which the Company confirms that its Board of Directors has agreed to expand the size of the Board from 11 to 13 directors and to elect Shanda Group Chairman and CEO Tianqiao Chen and Robert Chiu, President of Shanda, as directors on or before June 1, 2017, with terms expiring at the 2017 Annual Meeting of Stockholders.

The Company and Shanda have agreed that Mr. Chen will be appointed as Vice Chairman when he joins the Board. In that capacity, Mr. Chen will lead Shanda's efforts to assist the Company in technology innovation, as well as business development and brand building in Asia, and China in particular. It is expected that Mr. Chen will also sit on the Nominating and Corporate Governance Committee, subject to satisfying applicable independence requirements under applicable law or listing rules. Shanda has the right to nominate a non-voting observer to the Board during any time it has the right to nominate two director designees but does not have two director designees serving on the Board.

If Shanda does not beneficially own for a period of 30 consecutive trading days shares of the Company’s common stock equal to at least 10% of the outstanding shares of the Company’s common stock (the “10% Minimum Percentage”), the obligations of the Company with respect to the (x) appointment of a Shanda designee to a second Board seat, (y) appointment of Mr. Chen as Vice Chairman of the Board and (z) appointment of a Shanda designee as a member of the Company’s Nominating and Corporate Governance Committee or any other committee of the Board shall terminate. If Shanda does not beneficially own for a period of 30 consecutive trading days shares of the Company’s common stock equal to at least 5% of the outstanding shares of common stock (the “5% Minimum Percentage”), the obligations of the Company under the Agreement with respect to the appointment to the Board of both Shanda director designees will terminate. If Shanda’s ownership drops below the 10% or 5% threshold, the Shanda director(s) whom the Company is no longer obligated to appoint to the Board, the Vice Chairman position or the Company’s Nominating and Corporate Governance Committee, as the case may be, will not be required under the Agreement to resign from the Board or such committee prior to the expiration of the term he or she is then serving.

The Agreement further provides that if (i) the Company becomes a party to a strategic transaction wherein the membership of the board of directors of a publicly listed successor entity is split between the directors of the Company and the directors of the other party to such transaction and (ii) the directors of the Company (including the Shanda directors) immediately prior to the effectiveness of such strategic transaction do not represent 75% or more of such surviving entity’s board of directors, then the obligations of the Company under the Agreement with respect to the (x) appointment of a Shanda designee to a second Board seat, (y) appointment of Mr. Chen as Vice Chairman of the Board and (z) appointment of a Shanda designee as a member of the Nominating and Corporate Governance Committee or any other committee of the Board shall terminate; provided that upon the occurrence of the events described in this paragraph, the Shanda director(s) whom the Company is no longer obligated to appoint to the Board, the Vice Chairman position or the Company’s Nominating and Corporate Governance Committee, as the case may be, will not be required under the Agreement to resign from the Board or such committee unless required pursuant to the terms of the strategic transaction.

Shanda has agreed to invest $500 million in investment products offered by the Company’s investment affiliates (other than liquidity products). If Shanda does not invest at least $350 million prior to July 31, 2017, the obligations of the Company will terminate with respect to the appointment of a second Shanda designee to the Board. If Shanda does not invest at least $500 million on or prior to October 31, 2018, the obligations of the Company with respect to the (x) appointment of a Shanda designee to a second Board seat, (y) appointment of Mr. Chen as Vice Chairman of the Board and (z) appointment of a Shanda designee as a member of the Company’s Nominating and Corporate Governance Committee or any other committee of the Board shall terminate. In either event, the Shanda director(s) whom the Company is no longer obligated to appoint to the Board, the Vice Chairman position or the Company’s Nominating and Corporate Governance Committee, as the case may be, will not be required under the Agreement to resign from the Board or such committee prior to the expiration of the term he or she is then serving.

The Agreement also contemplates additional purchases of the Company’s common stock by Shanda to increase Shanda’s investment up to 15% of the outstanding shares of the Company’s common stock. Shanda also agrees, among other things and subject to certain limitations, that for a period of three years from the effective date of the Agreement, it will support the Board's full list of nominees at the Company’s annual meetings during the term of the Agreement, will not make acquisitions that result in Shanda and its affiliates owning more than 15% of the outstanding shares of the Company’s common stock and will not take certain other specified actions. Notwithstanding the foregoing, Shanda’s ownership could exceed 15% of the outstanding shares of the Company’s common stock as a result of actions taken by the Company including share repurchases.

From time to time, Shanda may sell shares of the Company’s common stock for regulatory or statutory purposes. If Shanda’s ownership of the Company’s common stock is below 10%, the Board will consider, in its sole discretion, a waiver of the applicability to Shanda and its affiliates of the Maryland Business Combination Act as long as Shanda and its affiliates do not own more than 15% of the outstanding shares of the Company’s common stock, although Shanda’s percentage ownership may exceed 15% as a result of subsequent share repurchases and other similar activity by the Company.

The term of the Agreement runs until December 19, 2019, subject to earlier termination in certain circumstances, with provisions regarding the nomination of a Shanda designated director lasting as described above.

Under a separate agreement, Shanda was granted certain registration rights for the resale of shares of the Company’s common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10 hereto and is incorporated herein by reference.

A press release announcing the Agreement is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Subject Matter

	10	Investor Rights and Standstill Agreement dated December 19, 2016 between Legg Mason, Inc. and Shanda Asset Management Investment Limited.

	99	Press Release of Legg Mason, Inc. dated December 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: December 19, 2016	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

10	Investor Rights and Standstill Agreement dated December 19, 2016 between Legg Mason, Inc. and Shanda Asset Management Investment Limited.

99	Press Release of Legg Mason, Inc. dated December 19, 2016.